Exhibit 10.3

English Summary of Management Share Incentive Plan of Burning Rock Biotech Limited

1.	Definition. Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

a.	“Company” means Burning Rock Biotech Limited, a company incorporated under the laws of the Cayman Islands.

b.	“Option” means a right granted to a Participant of the Plan to purchase a specified number of ordinary shares of the Company at a specified price during specified time periods.

c.	“Participant” means a person who, as a member of the management team of the Company or any of its subsidiaries, has been granted an Option pursuant to the Plan.

d.	“Plan” means this Management Share Incentive Plan of the Company adopted on January 31, 2019.

2.	Purpose. The purpose of the Plan is to provide incentives to the management of the Company and its subsidiaries.

3.

Number of Shares. The maximum number of ordinary shares reserved for issuance under this Plan is 5% of the total outstanding number of shares of the Company on an as converted and fully diluted basis (after taking into account the Options).

4.	Eligibility. Persons eligible to participate in this Plan include management of the Company and its subsidiaries.

5.	Vesting Schedule. The Options will vest at the fourth (4th) anniversary of the respective dates of grant and are subject to the Participants’ continued employment with the Company.

6.

Term and termination. The term of each Option shall be (i) ten years from the date of grant of the Option, or (ii) one year following the date of a Participant’s termination of employment due to death or severe disabilities that render the Participant unable to continue working for the Company. Notwithstanding the foregoing, before the Options are vested, the Company may cancel the Options granted to a Participant without consideration if the Participant’s employment with the Company is terminated for reasons other than death or severe disabilities.

7.

Plan Administration. The board of directors of the company shall determine the Participants of the Plan, number of options to be granted and exercise price. The chief executive officer and chief financial officer of the Company may determine the grant date, vesting conditions and other terms and conditions of the Options.